UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 31, 2024

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ACURA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

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New York	1-10113	11-0853640
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip code)

(847)705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACUR	OTC Market – OTC Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, Peter A. Clemens, Sr. Vice President and Chief Financial Officer of Acura Pharmaceuticals, Inc. and its subsidiary, Acura Pharmaceutical Technologies, Inc (the “Company”), notified the Board of Directors (the “Board”) of his retirement, effective September 30, 2024. In connection with Mr. Clemens’s retirement, the Board has approved or ratified the following actions.

Although Mr. Clemens will remain an employee of the Company as Vice President until the end of September to ensure a smooth transition, he is stepping down as Chief Financial Officer, effective July 31, 2024.

Also on May 31, 2024, Robert A. Seiser was appointed as Sr. Vice President and Chief Financial Officer, effective August 1, 2024. Mr. Seiser, age 60, is currently Vice President Treasurer and Corporate Controller of the Company, a position he has held since 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:      June 4, 2024